EXHIBIT 3.4

AMENDMENT TO THE BY-LAWS

OF

FIRST FARMERS AND MERCHANTS CORPORATION

The By-laws of First Farmers and Merchants Corporation (the "By-laws") are hereby amended as follows:

(a) The provisions of Article II, Section 1 of the By-laws are hereby deleted in their entirety and replaced with the following:

1. ANNUAL MEETING

The annual meeting of stockholders shall be held on a date and time designated by the Board of Directors and, as set forth in the notice of the meeting, for the purpose of electing Directors and transacting such other business as may be properly brought before the meeting.

(b) The provisions of Article II, Section 2 of the By-laws are hereby deleted in their entirety and replaced with the following:

2. SPECIAL MEETINGS

Special meetings of stockholders may be called for any purpose or purposes by the Chairman of the Board, the President, a majority of the Board of Directors, or by such person or persons as may be authorized by the Corporation's Charter or these By-laws or by law. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. Only such business as shall have been brought before the meeting pursuant to the Corporation's notice of meeting shall be conducted at a special meeting of stockholders.

(c) The provisions of Article II, Section 3 of the By-laws are hereby deleted in their entirety and replaced with the following:

3. PLACE OF MEETING

Meetings of stockholders shall be held at such places, within or without the State of Tennessee, as may be designated by the Board of Directors and stated in the notice of meeting.

(d) The provisions of Article II, Section 6 of the By-laws are hereby deleted in their entirety and replaced with the following:

6. INSPECTORS OF ELECTION

The Board of Directors shall, in advance of any meeting of the stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before discharging his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders.

(e) The provisions of Article II, Section 7 of the By-laws are hereby deleted in their entirety and replaced with the following:

7. RECORD DATE

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which the first notice is given to such stockholders and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day that the Board of Directors authorizes the action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.

(f) The provisions of Article II, Section 8 of the By-laws are hereby deleted in their entirety and replaced with the following:

8. VOTING LISTS

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make available a complete list of the stockholders entitled to vote at a given meeting, or any adjournments thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. The stockholders' list will be available at the Corporation's principal office for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. Upon written demand in compliance with applicable law, a stockholder may inspect and/or copy the stockholders' list during regular business hours and at such stockholder's expense during the period it is available for inspection.

(g) The provisions of Article II, Section 12 of the By-laws are hereby deleted in their entirety and replaced with the following:

12. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

a. Annual Meeting of Stockholders

1. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-law in addition to any other applicable law, rule or regulation applicable to such meeting.

2. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 12(a)(1), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the last business day of the month of November preceding the annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is relevant to such person's eligibility or qualifications (as established by the Board of Directors or a nominating committee thereof from time to time) or is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

3. Notwithstanding anything in the second sentence of Section 12(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

b. General.

1. Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this By-law shall be conducted at a meeting of stockholders. Except as otherwise provided by law, the Charter or the By-laws of the Corporation, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

2. For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h) The provisions of Article II, Section 13 of the By-laws are hereby deleted in their entirety and replaced with the following:

13. ORDER OF BUSINESS

The order of business at all meetings of the stockholders shall be set by the chairman of the meeting.

(i) The provisions of Article III, Section 2 of the By-laws are hereby deleted in their entirety and replaced with the following:

2. NUMBER AND TENURE

The number of Directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of Directors shall be fixed at no less than five and the maximum number of Directors shall be fixed at no more than twenty-five (25). Each Director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

(j) The provisions of Article III, Section 5 of the By-laws are hereby deleted in their entirety and replaced with the following:

5. NOTICE; ATTENDANCE BY TELEPHONE

a. Special meetings of the Board of Directors must be preceded by at least two days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting, unless the purpose, or one of the purposes, of the meeting is to remove a Director or Directors. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one month.

b. Any or all Directors may participate in a regular or special meeting by conference telephone or any other means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

(k) The provisions of Article III, Section 15 of the By-laws are hereby deleted in their entirety and replaced with the following:

15. ACTION BY WRITTEN CONSENT

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if all Directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each Director's vote or abstention on the action. The affirmative vote of the number of Directors that would be necessary to authorize or take action at a meeting is the act of the Board of Directors without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last Director signs the consent, unless the consent specifies a different effective date.

(l) The provisions of Article IV, Section 2 of the By-laws are hereby deleted in their entirety and replaced with the following:

2. ELECTION AND TERM OF OFFICE

The Board of Directors may elect officers at such times as it deems advisable. Each officer of the Corporation shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.

(m) The provisions of Article IV, Section 5 of the By-laws are hereby deleted in their entirety and replaced with the following:

5. CHAIRMAN OF THE BOARD

The Chairman of the Board shall preside at all meetings of the Board of Directors and, at the discretion of the Board of Directors, shall be an ex-officio member of any appropriate committees of the Board of Directors and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

(n) The provisions of Article IV, Section 7 of the By-laws are hereby deleted in their entirety and replaced with the following:

7. SENIOR EXECUTIVE VICE PRESIDENT

The Senior Executive Vice President shall be the Chief Operating Officer of the Corporation and shall in general administer the business and affairs of the Corporation and, at the discretion of the Board of Directors, shall be an ex-officio member of any appropriate committees of the Board of Directors. In the absence of the Chairman of the Board and the President, the Senior Executive Vice President shall preside at all meetings of the Board of Directors, and in general shall perform all duties incident to the office of Senior Executive Vice President and such other duties as may be prescribed by the Board of Directors from time to time.

(o) The provisions of Article V, Section 2 of the By-laws are hereby deleted in their entirety and replaced with the following:

2. [Intentionally Omitted.]

(p) Except as otherwise set forth herein, all other provisions of the By-laws shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank.]

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify that I am the duly elected and acting Secretary of First Farmers and Merchants Corporation, a Tennessee corporation, and that the foregoing Amendment to the By-laws is a true and correct copy of the Amendment to the By-laws of First Farmers and Merchants Corporation as duly adopted by the Board of Directors thereof, effective as of March 18, 2004.

\s\ Martha M. McKennon_______
Martha M. McKennon, Secretary